UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2021

AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7685	95-1492269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Goode Avenue Glendale, California	91203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	AVY	New York Stock Exchange
1.25% Senior Notes due 2025	AVY25	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2021, Avery Dennison Corporation, a Delaware corporation (the “Company”), entered into a First Amendment to its revolving credit facility (the “First Amendment”), with the lenders party thereto, and Bank of America, N.A., as administrative agent. The First Amendment provides that the Company may borrow up to $500.0 million of loans under its revolving credit facility in order to finance a portion of the previously announced acquisition (the “Acquisition”) of CB Velocity Holdings, LLC, a Delaware limited liability company (also referred to in previous filings as “Vestcom”), subject only to the following conditions precedent: (i) the Acquisition being consummated substantially concurrently in accordance with an Agreement and Plan of Merger, dated July 27, 2021, by and among the Company, CB Velocity Holdings, LLC, Lobo Merger Sub, LLC and Charlesbank Equity Fund VIII, Limited Partnership (the “Merger Agreement”), (ii) the delivery of the Company’s quarterly financial statements, (iii) the delivery of a borrowing notice and a solvency certificate, (iv) certain customary limited reps being true and correct in all material respects, and (v) no payment or bankruptcy event of default.

The foregoing description of the First Amendment is qualified in its entirety by the amendment included as Exhibit 10.1 hereto, which is incorporated by reference.

Item 8.01 Other Events.

On August 10, 2021, the Company entered into an underwriting agreement with Goldman Sachs & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC and the other underwriters named in Schedule 2 therein, with respect to a registered public offering (the “Offering”) of $300 million aggregate principal amount of the Company’s 0.850% Senior Notes due 2024 (the “2024 Notes”) and $500 million aggregate principal amount of the Company’s 2.250% Senior Notes due 2032 (the “2032 Notes” and collectively with the 2024 Notes, the “Notes”). The Company intends to use the net proceeds of the Offering, together with cash on hand and borrowings under its credit facility and/or commercial paper borrowings, to finance a portion of the Acquisition pursuant to the Merger Agreement or for other general corporate purposes.

The Notes were registered under the Company’s Registration Statement on Form S-3 (File No. 333-231039) and are being offered by means of the Company’s prospectus dated April 26, 2019, as supplemented by the prospectus supplement dated August 10, 2021.

The closing of the issuance of the Notes is expected to occur on August 18, 2021, subject to customary closing conditions. The Notes will be issued pursuant to an indenture, dated as of November 20, 2007, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, to be supplemented by a seventh and eighth supplemental indenture, each to be dated as of August 18, 2021, which will be filed with the Securities and Exchange Commission on a subsequent Current Report on Form 8-K. The foregoing description of the underwriting agreement is qualified in its entirety by the underwriting agreement included as Exhibit 1.1 hereto, which is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Title

1.1	Underwriting Agreement, dated August 10, 2021, between Avery Dennison Corporation and the underwriters named therein.

10.1	First Amendment, dated August 9, 2021, to the Fifth Amended and Restated Credit Agreement, dated as of February 13, 2020, by and among by and among the Company, the lenders party thereto, the agents party thereto and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: August 12, 2021

	By:	/s/ Gregory S. Lovins
		Name:	Gregory S. Lovins
		Title:	Senior Vice President and Chief Financial Officer